Exhibit 99.1

eBay Inc. To Acquire GSI Commerce

•	GSI Commerce shareholders to receive $29.25 per share in cash

•	Acquisition enhances eBay’s position as the strategic global commerce partner of choice for retailers and brands of all sizes

San Jose, Calif., and King of Prussia, Pa. (March 28, 2011) – eBay Inc. (NASDAQ: EBAY) announced today that it has agreed to acquire GSI Commerce (NASDAQ: GSIC), a leading provider of ecommerce and interactive marketing services, for $29.25 a share, or total consideration of approximately $2.4 billion. The acquisition, which will be financed with cash and debt, is expected to close in the third quarter of 2011.

The merger consideration represents a 51 percent premium over GSI’s March 25, 2011, closing price and a 47 percent premium over the average closing price of GSI Commerce common stock over the 30 trading days prior to March 28, 2011. The acquisition is subject to regulatory and GSI shareholder approval, as well as other customary closing conditions.

“We intend to lead the next generation of commerce innovation. The acquisition of GSI, which offers the most comprehensive integrated suite of online commerce and interactive marketing services available, will significantly strengthen our ability to connect buyers and sellers worldwide,” said John Donahoe, eBay Inc. President and CEO. “Combined with eBay Marketplaces and PayPal, we believe GSI will enhance our position as the leading strategic global commerce partner of choice for retailers and brands of all sizes.”

With more than 180 customers across 14 merchandise categories, GSI has long-term commerce services relationships with leading retailers and brands. We expect that GSI will benefit from eBay’s global platform and technology capabilities, and its clients will be able to leverage eBay Marketplaces and PayPal services.

“Technology is changing how consumers shop, and retailers and brands are changing how they compete,” Donahoe said. “With its complementary strengths, GSI will extend the power of our portfolio. With eBay, PayPal, GSI and our global platform capabilities, we are focused on delivering new ways for retailers and brands of all sizes – from sole proprietors to large merchants – to drive innovation, engage customers and help people shop anytime, anywhere and on any device.”

As part of the transaction, eBay will divest 100 percent of GSI’s licensed sports merchandise business and 70 percent of ShopRunner and Rue La La. eBay believes these businesses are not core to its long-term growth strategy. These assets will be sold to a newly formed holding company, which will be led by GSI founder and CEO Michael Rubin.

eBay expects the transaction to result in synergies of approximately $60 million by 2013; the company expects the transaction to be EPS neutral in 2011 and accretive in 2012. As part of the divestiture, eBay will loan the holding company $467 million and retain a 30 percent stake in Rue La La and ShopRunner. In addition, Michael Rubin will invest additional cash of $31 million in the holding company.

Under the terms of the merger agreement, GSI Commerce may solicit acquisition proposals from third parties for a 40-day “go-shop” period continuing through May 6, 2011. It is not anticipated that any developments will be disclosed with regard to this process unless GSI Commerce’s Board of Directors makes a decision with respect to a potential superior proposal. The merger agreement provides eBay with a customary right to match a superior proposal. There is no guarantee that this process will result in a superior proposal.

Goldman, Sachs & Co. and Peter J. Solomon Company are acting as financial advisers to eBay, while Dewey & LeBoeuf LLP is acting as its legal adviser with regard to the transaction. Morgan Stanley & Co. Incorporated is acting as financial adviser to GSI Commerce and Davis Polk & Wardwell LLP is acting as legal adviser to the special committee of the GSI Commerce Board of Directors. Morgan, Lewis & Bockius LLP is acting as legal adviser to GSI Commerce.

Business Outlook

Assuming its acquisition of GSI closes mid-third quarter, eBay said it expects the deal to be immaterial to its 2011 non-GAAP EPS guidance which it announced January 19, and have a negative impact of $0.30 - $0.34 to its 2011 GAAP EPS guidance, including a GAAP charge primarily related to the divested GSIC businesses.

Conference Call

eBay will host a conference call at 8 am Pacific Time/11 am Eastern Time today to discuss this announcement. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information, can be accessed through the company’s Investor Relations web site at http://investor.ebayinc.com. In addition, an archive of the webcast will be accessible for 90 days through the same link.

Transaction website

For more information on the transaction, including background information and factsheets, visit http://changingshopping.ebayinc.com.

Media Relations: press@ebay.com

Investor Information Request: 408-376-7493

Company News: http://www.ebayinc.com/news

Investor Relations Web site: http://investor.ebayinc.com

About eBay Inc.

Founded in 1995 in San Jose, Calif., eBay Inc. (NASDAQ:EBAY) connects millions of buyers and sellers globally on a daily basis through eBay, the world’s largest online marketplace, and PayPal, which enables individuals and businesses to securely, easily and quickly send and receive online payments. We also reach millions through specialized marketplaces such as StubHub, the world’s largest ticket marketplace, and eBay classifieds sites, which together have a presence in more than 1,000 cities around the world. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

About GSI Commerce

GSI Commerce® enables ecommerce, multichannel retailing and digital marketing for global enterprises in the U.S. and internationally. GSI’s ecommerce services, which include technology, order management, payment processing, fulfillment and customer care, are available on a modular basis or as part of an integrated solution. GSI’s Global Marketing Services division provides innovative digital marketing products and services comprised of database management and segmentation, marketing distribution channels, a global digital agency to drive strategic and creative direction and an advanced advertising analytics and attribution management platform. Additionally, GSI provides brands and retailers platforms to engage directly with consumers through RueLaLa.com, an online private sale shopping destination, and ShopRunner.com, a members-only shopping service that offers unlimited free two-day shipping and free shipping on returns for a $79 annual subscription.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay and its consolidated subsidiaries that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding eBay and GSI Commerce and the expected impact of the transaction on eBay’s expected financial results for full year 2011.. The company’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the receipt and timing of regulatory approval for the transaction, the possibility that the transaction may not close, and the reaction of consumers and GSI Commerce’s customers; the future growth of GSI Commerce; the reaction of competitors to the transaction; the possibility that integration following the transaction may be more difficult than expected; the company’s need and ability to manage regulatory, tax, IP and litigation risks (including risks related to the transaction itself) as its services are offered in more jurisdictions and applicable laws become more restrictive; the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company’s ability to profitably integrate, manage and grow businesses that have been acquired recently or may be acquired in the future; the company’s need to increasingly achieve growth from its existing users, particularly in its more established markets; the company’s ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; any changes the company may make to its product offerings; the competitive, regulatory, credit card association-related and other risks specific to PayPal and Bill Me Later, especially as PayPal continues to expand geographically and grow its open platform initiative and as new laws and regulations related to financial services companies come into effect; the company’s ability to upgrade and develop its systems, infrastructure and customer service capabilities at reasonable cost; and the company’s ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.ebayinc.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

Cautionary Statement Regarding Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the anticipated effects of the proposed merger with eBay and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that our stockholders may not approve the merger and that the regulatory approvals and any other required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).

Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Merger Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of GSI Commerce by eBay. In connection with the proposed acquisition, GSI Commerce intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and GSI Commerce and eBay intend to file other relevant materials with the SEC. Stockholders of GSI Commerce are urged to read all relevant documents filed with the SEC when they become available, including GSI Commerce’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of GSI Commerce stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of GSI Commerce.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, GSI Commerce stockholders may obtain free copies of the documents filed with the SEC when available by contacting GSI Commerce’s Investor Relations at 610-491-7068.

Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

GSI Commerce and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of GSI Commerce common stock in respect of the proposed transaction. Information regarding the directors and executive officers of GSI Commerce is available in the 2010 Annual Report on Form 10-K, filed with the SEC on March 1, 2011, and the proxy statement for GSI Commerce’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 13, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.